Exhibit 99.1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned (each, a “Joint Filer”) hereby agree to the joint filing with one another on behalf of each of them to a statement on Schedule 13D with respect to the Common Stock, par value $0.01 per share, of GeoResources, Inc. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.
     IN WITNESS WHEREOF, each of the undersigned has caused this Joint Filing Agreement to be duly executed and delivered as of the 24th day of April, 2007.

WACHOVIA CAPITAL PARTNERS 2005, LLC

By:	WCP Management Company 2005, LLC,
its sole managing member

	By:	/s/ Scott B. Perper

	Name:	Scott B. Perper
	Title:	Managing Member and Managing Director

WCP MANAGEMENT COMPANY 2005, LLC

By:	/s/ Scott B. Perper

Name:	Scott B. Perper
Title:	Managing Member and Managing Director

/s/ Scott B. Perper

Scott B. Perper

/s/ Scott R. Stevens

Scott R. Stevens